Exhibit 10.1

A. H. BELO 2017 INCENTIVE COMPENSATION PLAN

   [FORM OF] NON-EMPLOYEE DIRECTOR EVIDENCE OF GRANT

Director: <<Name>>

Date of Grant: <<Date>>

Under the terms of the A. H. Belo 2017 Incentive Compensation Plan (the “Plan”), you have been awarded the following time-based restricted stock unit (TBRSU) grant. This grant is effective on the Date of Grant set forth above and is subject to the applicable terms and conditions in the Plan, which are incorporated herein by reference. Your TBRSU grant is described below.

1.   Time-Based Restricted Stock Units (TBRSUs)

Number of TBRSUs:	#####
Vesting:	100% on the date of the Annual Meeting of Shareholders in [Month/Year] (one year from date of grant)
Payment date:	Within 10 business days following the date of the Annual Meeting of Shareholders in [Year] (3 years from date of grant)
Form of payment:	60% in shares of A. H. Belo Corporation Series A Common Stock; 40% in cash
Your right, if any, to payment with respect to your TBRSUs upon your termination of service is set forth in the attached termination guidelines.

2.   Change in Control

In the event of a Change in Control as defined in the Plan, all TBRSUs will vest immediately. Vesting TBRSUs will be paid at the earliest practicable date that payment may be made without violating any applicable provision of Section 409A of the Internal Revenue Code.

If you have any questions concerning this grant, please contact [Internal Contact] at [telephone number].

Termination Guidelines for Stock Options and Restricted Stock Units

Granted to Non-Employee Directors

Termination Reason	Restricted Stock Units (RSUs)	Stock Options
Voluntary Resignation	Vesting will be pro-rated based on actual service rendered. Payment is made on the normal payment date (3 years from Grant Date).	Unvested stock options are forfeited immediately. Vested stock options remain exercisable for the original term of the stock option.
Retirement	Vesting will be pro-rated based on actual service rendered. Payment is made on the normal payment date (3 years from Grant Date).	Vesting is accelerated and stock options remain exercisable for the original term of the stock option.
Death or Disability	Vesting is accelerated and RSUs are paid as soon as practicable.	Vesting is accelerated and stock options remain exercisable for the original term of the stock option.